[Letterhead of Company]
                  	   GRASSI & CO., CPAs, P.C.





June 2, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read the statements made by Statmon Technologies Corp., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 26, 2004.

We agree with the statements concerning our firm in said Form 8-K.


Very truly yours,

GRASSI & CO., CPAs, P.C.


/s/Luis C. Grassi, CPA, CFE
Managing Partner